UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2020

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value per share	LWAY	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2020, the Board appointed Jody Levy to fill the vacancy on the Board created by the resignation of George Sent.

Ms. Levy is the founder, Creative Director and Chief Executive Officer of World Waters, LLC, the parent company of WTRMLN WTR and also a partner, advisor, and investor in brands including GEM&BOLT Mezcal, Bulletproof, Thrive Market, Parsley Health, The WELL, Inscape, Pinata and more.

Ms. Levy has a Bachelor of Arts from School of the Art Institute of Chicago. Ms. Levy devotes as much time as necessary to Lifeway business and currently holds no other directorships in any other reporting company.

There are no arrangements or understandings between Jody and any other person pursuant to which she was selected as director. There are no relationships between Jody and Lifeway or any related person that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Independence, Audit and Corporate Governance Committee Appointment

The Board determined that Ms. Levy qualifies as independent under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (“SEC”) and the applicable listing standards of Nasdaq. The Board also determined that Ms. Levy satisfies the financial literacy and other requirements applicable to audit committee members under the rules of the SEC and Nasdaq.

The Board also approved Ms. Levy’s appointment to the Board’s Audit and Corporate Governance Committee effective February 11, 2020.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2020
LIFEWAY FOODS, INC.

By: /s/ Julie Smolyansky
Name: Julie Smolyansky
Title: Chief Executive Officer

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